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                              BENEFITS AGREEMENT

  THIS BENEFITS AGREEMENT is made and entered into as of this 11 day of December, 1996, by and among TENNECO INC., a Delaware corporation ("TENNECO"), NEW TENNECO INC., a Delaware corporation ("INDUSTRIAL COMPANY"), and NEWPORT NEWS SHIPBUILDING INC. (formerly known as Tenneco InterAmerica Inc.), a Delaware corporation ("SHIPBUILDING COMPANY").

  WHEREAS, pursuant to the terms of that certain Distribution Agreement by and among the parties hereto and dated as of November 1, 1996 (the "Distribution Agreement") the parties have entered into this Agreement regarding certain labor, employment, compensation and benefit matters occasioned by the Distributions.

  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and the Distribution Agreement, each of the parties hereto, on behalf of itself and each other member of its Group over which it has direct or indirect legal or effective control, hereby agrees as follows:

  SECTION 1. DEFINITIONS. The following terms, when capitalized herein, shall have the meanings set forth below in this Section 1. All other capitalized terms which are used but are not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

    "ACTIVE EMPLOYEES" means, with respect to each Group, all employees regularly engaged in the performance of services to, for or on behalf of any member of such Group as of the close of business on the Distribution Date.

    "FORMER EMPLOYEES" means, with respect to each Group, all former employees of Tenneco and/or its Subsidiaries (including, but not limited to, such employees who, as of the close of business on the Distribution Date, are on leave of absence, long-term disability or layoff with recall rights and the dependents of those persons) who, if they were regularly engaged in the performance of services to, for or on behalf of Tenneco or any of its Subsidiaries at the close of business on the Distribution Date, would be an Active Employee of such Group, determined on a basis consistent with the determination of the Active Employees of such Group.

    "PENSION MATTERS" means, collectively, (a) Tenneco's 1986 pension plan asset valuation and its cost accounting treatment, as described in the DCAA Audit Report dated November 28, 1995, and (b) any claim which the DCAA or any other agency of the DOD may assert that (or based on any allegation that) the aggregate amount of assets of the TRP attributable to the Active Employees and Former Employees of the Shipbuilding Group exceeds the aggregate amount of the liabilities under the TRP attributable to Active and Former Employees of the Shipbuilding Group.

    "TENNECO SALARIED WELFARE PLANS" means, collectively, the Tenneco Inc. Health Care Plan, the Tenneco Inc. Group Life Insurance Plan, the Tenneco Inc. Long Term Disability Plan, the Tenneco Inc. Travel Accident Insurance Plan, the Tenneco Inc. Health Care Flexible Spending Account Program and the Tenneco Inc. Dependent Day Care Flexible Spending Account Plan.

  SECTION 2. GENERAL EMPLOYMENT MATTERS.

  2.01. GENERAL OBLIGATIONS. From and after the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall (and shall, as applicable, cause each of the other members of its respective Group over which it has direct or indirect legal or effective control to) (a) continue the employment of all of the Active Employees of its respective Group, subject, however to the terms of SECTION 2.03 below and (b) except as otherwise specifically provided herein, pay, perform and discharge any and all labor, employment, compensation and benefit liabilities, whether arising prior to, on or after the Distribution Date, with respect to all such Active Employees and all Former Employees of its respective Group. Except as specifically provided herein, each of Tenneco, Industrial Company and Shipbuilding Company shall be solely responsible for the Former Employees of its respective Group.

  2.02. INITIAL COMPENSATION OF ACTIVE EMPLOYEES. The initial compensation (base salary or wage level) of each Active Employee of each Group shall be the same as the compensation (base salary or wage level) of such Active Employee immediately prior to the Distribution Date.
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  2.03. NO ADDITIONAL EMPLOYMENT RIGHTS CREATED. Nothing in this Agreement shall give any Active Employee of any Group any right to continued employment by any member of that Group or any other Group beyond the Distribution Date, which is in addition to or supplemental to any such right he or she may have arising under contract or otherwise.

  SECTION 3. COLLECTIVE BARGAINING.

  3.01. CONTINUATION OF EXISTING COLLECTIVE BARGAINING AGREEMENTS. Each of Tenneco, Industrial Company and Shipbuilding Company shall (and shall cause, as applicable, each other member of its Group over which it has direct or indirect legal or effective control to) continue to honor all collective bargaining agreements covering the Active Employees of its respective Group which are in effect as of the close of business on the Distribution Date, in accordance with and subject to the terms of each such collective bargaining agreement. Each of the parties hereto hereby agrees and acknowledges, however, that nothing herein, including its obligation to continue its applicable collective bargaining agreements, shall be construed to restrict any right it, or any other member of its respective Group, may have to terminate, renegotiate, reopen or otherwise seek changes in any of its collective bargaining agreements.

  3.02. RECOGNITION OF INCUMBENT LABOR ORGANIZATIONS. Each of Tenneco, Industrial Company and Shipbuilding Company shall (and shall cause, as applicable, each other member of its Group over which it has direct or indirect legal or effective control to) continue to recognize all incumbent labor organizations which, as of the close of business on the Distribution Date, have established collective bargaining relationships in respect of the Active Employees of its respective Group.

  3.03. CONTINUED SPONSORSHIP OF HOURLY EMPLOYEE BENEFIT PLANS. Each of Tenneco, Industrial Company and Shipbuilding Company shall continue (and shall, as applicable, cause each other member of its respective Group over which it has direct or indirect legal or effective control to continue) to sponsor all hourly employee benefit plans which, as of the close of business on the Distribution Date, are in existence and relate to the Active Employees of its respective Group, subject to its rights under such plans to amend or terminate such plans.

  3.04. PROVISION OF WAGES, RIGHTS AND OTHER EMPLOYMENT BENEFITS REQUIRED UNDER EXISTING COLLECTIVE BARGAINING AGREEMENTS. Without limiting the generality of the foregoing, each of Tenneco, Industrial Company and Shipbuilding Company shall provide those of its Active Employees whose employment is subject to collective bargaining agreements and/or established collective bargaining relationships with the wages, benefits, and terms and conditions of employment required by such agreements or relationships, except that (i) participation in the Tenneco Inc. Employee Stock Purchase Plan will cease as of September 30, 1996, and (ii) no additional amounts may be invested in any shares of the common stock, par value $5.00 per share, of Tenneco ("TENNECO COMMON STOCK") in any defined contribution plan from and after the Effective Time.

  SECTION 4. UNITED STATES SALARIED PENSION AND THRIFT BENEFITS.

  4.01 TENNECO INC. RETIREMENT PLAN. Effective as of the Distribution Date, Tenneco and Shipbuilding Company shall cease to be sponsors of the Tenneco Inc. Retirement Plan (the "TRP"), and Industrial Company shall become the sponsor of the TRP. The TRP shall retain liability for all pension benefits accrued by the Active and Former Employees of the Energy Group and Shipbuilding Group who are or were formerly participants in the TRP through the last day of the calendar month in which the Distribution Date occurs (the "Impact Date").

  4.02 AMENDMENT OF TRP. After Industrial Company has become the sponsor of the TRP, it shall amend the TRP to (a) "freeze" the benefit accruals of the Active Employees of the Energy Group and Shipbuilding Group as of the Impact Date, and (b) provide that all benefits accrued as of the Impact Date by the Active Employees of either the Energy Group or the Shipbuilding Group will be fully vested and non-forfeitable, and Industrial Company shall inform, in writing, each such Active Employee of his or her accrued benefits under the TRP as of the Distribution Date; provided, however, that if the Distribution Date occurs on the Impact Date, Industrial Company shall in any event (i) first become the sponsor of the TRP as provided under SECTION 4.01 above, and
(ii) immediately thereafter amend the TRP as provided in this SECTION 4.02.

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  4.03 NO CREDIT FOR POST-DISTRIBUTION DATE SERVICE. Except as may be required by law, the TRP shall not be required to count service with any entity other than Industrial Company after the Distribution Date for any purpose.

  4.04 NO LIABILITY TO ENERGY GROUP. Following the Distribution Date, the Energy Group will have no liability, contingent or otherwise, with respect to the TRP or any other defined benefit pension plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, including any liability for benefits accrued prior to the Distribution Date (including early retirement benefits and related subsidies) for employees of the Energy Group, and Industrial Company shall assume or retain, as the case may be, all such liabilities.

  4.05 SHIPBUILDING COMPANY LIABILITIES.

  (a) GENERAL INDEMNIFICATION OF INDUSTRIAL COMPANY. Except as specifically provided in this SECTION 4.05, Shipbuilding Company shall retain, and shall indemnify and hold the Industrial Company harmless from, any liability incurred or accrued at any time (whether before on or after the date hereof), which has been, or may in the future be, asserted by any of (i) the Defense Contract Audit Agency ("DCAA"), (ii) the United States Navy, or (iii) any and all other agencies of, within or affiliated with the United States Department of Defense (the "DOD"), that arise or arose out of, or in connection with either (A) the participation of Active Employees or Former Employees of the Shipbuilding Group in the TRP, (B) payments made by any agency of the DOD with respect to benefits accrued under the TRP, (C) any claim by any agency of the DOD relating to the assets of the TRP, and (D) any other related matters.

  (b) SHARING OF CERTAIN SHIPBUILDING COMPANY LIABILITIES. Notwithstanding the foregoing, Industrial Company and Shipbuilding Company have agreed to share the cost, if any, of certain specified liabilities described in SUBSECTION 4.05(A) above on the terms and conditions set forth in the remaining Subsections of this SECTION 4.05. The liabilities which Industrial Company and Shipbuilding Company have agreed to share are only those arising from a Pension Matter.

  (c) INDEMNIFICATION PERCENTAGES FOR PENSION MATTERS. Industrial Company shall indemnify Shipbuilding Company from 80%, and Shipbuilding Company shall retain and indemnify Industrial Company from 20%, of the following:

    (i) all amounts paid in satisfaction of a Government claim for Pension Matters; and

    (ii) all costs incurred, including attorneys' and actuaries' fees, in defending against the Government's claims in the Pension Matters, as described in SUBSECTION 4.05(F) below.

Any indemnity amount owed by Industrial Company to Shipbuilding Company pursuant to this Subsection 4.05(c) shall be computed and paid by Industrial Company on a pre-tax basis, i.e. not taking into account any tax benefits realized by Shipbuilding Company with respect to payments made by Shipbuilding Company and to which such indemnity relates; subject, however to the following:

    (1) The parties intend that any payments made by Shipbuilding Company which are indemnified by Industrial Company pursuant to this Subsection 4.05(c) will be deductible by Shipbuilding Company for federal income tax purposes, and that any indemnity payment made by Industrial Company to Shipbuilding Company pursuant to this Subsection 4.05(c) will be treated for federal income tax purposes as a contribution to the capital of Shipbuilding Company immediately prior to the Distribution Date (collectively, the "INTENDED TAX TREATMENT");

    (2) Shipbuilding Company will report on its applicable state and federal income tax returns any indemnity amount received from Industrial Company pursuant to this Subsection 4.05(c), and any payment made by Shipbuilding Company to which such indemnity payment relates, in a manner that is consistent with the Intended Tax Treatment;

    (3) Upon the filing by Shipbuilding Company or its affiliates of any state or federal income tax return claiming a deduction, loss, credit or similar item with respect to payments made by Shipbuilding Company

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  for which Shipbuilding Company has been indemnified pursuant to this
  Subsection 4.05(c), Shipbuilding Company shall pay to Industrial Company the amount of any tax benefit realized by Shipbuilding Company with respect to such payments;

    (4) Notwithstanding anything to the contrary in the Tax Sharing Agreement, in the event the IRS challenges the Intended Tax Treatment the parties agree that (1) Industrial Company shall have the exclusive right to control the defense or prosecution of the portion of any tax contest relating to such tax treatment, including settlement of any item relating to such tax treatment and (2) Industrial Company shall be liable for, and shall indemnify and hold Shipbuilding Company harmless from, any tax liability resulting from any adjustment to the Intended Tax Treatment.

  Notwithstanding anything to the contrary in the preceding sentence, if the parties determine in good faith that filing a return based on the Intended Tax Treatment would not properly report the items in question, then the timing and amount of payments made pursuant to the preceding sentence shall be modified to take into account the revised tax treatment of such items.

  (d) CONTROL OVER PENSION MATTERS. Industrial Company shall have total and exclusive control of and over all aspects of the defense by Industrial Company and Shipbuilding Company against the Government's claims in the Pension Matters. Without limiting the generality of the foregoing, Industrial Company shall have the exclusive right to:

    (i) engage and dismiss any and all law firms, actuarial firms and other service providers;

    (ii) settle, compromise or otherwise dispose of either Pension Matter;

    (iii) determine to not appeal any adverse determination with respect to either Pension Matter; and

    (iv) negotiate and determine the terms of a deferral agreement described in item (iv) of SUBSECTION 4.05(E) below.

  (e) COOPERATION OF SHIPBUILDING COMPANY. Shipbuilding Company shall cooperate fully with Industrial Company and its attorneys, actuaries and other advisors and representatives in defending against the Government's claims in the Pension Matters. Without limiting the generality of the foregoing, Shipbuilding Company shall:

    (i) advise Industrial Company in writing of any and all claims made by the Government which may be included in the Pension Matters promptly after Shipbuilding Company receives notice or otherwise becomes aware of such claims;

    (ii) provide Industrial Company copies of any and all correspondence, pleadings or other papers it has or receives with respect to the Pension Matters promptly upon receipt;

    (iii) give Industrial Company at least 10 days written notice of and afford Industrial Company an opportunity to be present at any and all meetings, conferences or hearings relating to such issues; and

    (iv) diligently seek an agreement to defer collection of any Government claim for Pension Matters.

  (f) BILLING FOR PAYMENT TO GOVERNMENT. Whenever the Shipbuilding Company or Industrial Company makes a payment to the Government for a claim related to Pension Matters or incurs a cost in defending against the Government's claims in Pension Matters, it may bill the other party for that party's share of said claim or cost. A payment to the Government for a claim related to Pension Matters shall include (i) amounts paid directly to Government to satisfy the claim; (ii) progress payments withheld to satisfy the Government claim; and
(iii) pension costs disallowed under Shipbuilding Company's new salaried pension plan to satisfy the Government claim. Costs incurred in defending against the Government's claims in the Pension Matters shall include outside attorneys' fees, accounting fees and actuary fees and all other out-of-pocket costs incurred in defending against the Government's claims. Neither Industrial Company nor Shipbuilding Company shall charge the other any amounts for the services of its employees. A bill for the other party's share of a claim or cost shall be accompanied by adequate documentation and shall be paid promptly upon receipt. However, any amounts so

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billed shall be subject to set-off for amounts owed by the presenter to recipient whether relating to matters covered by this SECTION 4.05 or otherwise.

  (g) ADVANCES BY INDUSTRIAL COMPANY. Any amounts which Industrial Company may advance to Shipbuilding Company to satisfy a Government Claim pending appeal (regardless of whether the Government claim is satisfied by (i) direct payment to the Government; (ii) progress payments withheld; or (iii) pension costs disallowed under the Shipbuilding Company's new salaried pension plan) shall be deducted from any amount due from Industrial Company to Shipbuilding Company upon the ultimate resolution of the appeal of the Government's claim. To the extent that the amounts advanced to Shipbuilding Company by Industrial Company exceed the amount due upon the ultimate resolution of the appeal, Shipbuilding Company shall, within 5 days after the date of such ultimate resolution, reimburse such excess to Industrial Company with interest charged from the date the amount was advanced at the interest rate established by the Secretary of the Treasury under Public Law 92-41.

  (h) PROHIBITION AGAINST CERTAIN ACTION OF SHIPBUILDING COMPANY. Shipbuilding Company shall not take any action or permit or suffer any act or omission within its control that is, or is likely to be, in any way detrimental to the defense against the Government's claims under the Pension Matters. Without limiting the generality of the preceding sentence, Shipbuilding Company will not, without the express written consent of Industrial Company, which consent may be withheld in Industrial Company's sole discretion, link either of the Pension Matters to any other matter which it now has or may in the future have pending with the Government in terms of settlement or otherwise.

  (i) ASSERTION OF AFFIRMATIVE CLAIMS. If Industrial Company determines to submit an affirmative claim against the Government in connection with the Pension Matters, Industrial Company and Shipbuilding Company shall share the cost of pursuing such claim and any recovery on such claim on a percentage basis of 80% for Industrial Company and 20% for Shipbuilding Company.

  (j) NO LIABILITY OF ENERGY BUSINESS. It is expressly acknowledged and agreed that any liabilities described in this SECTION 4.05 are solely liabilities of Shipbuilding Company and Industrial Company, in accordance with the terms of the other provisions of this SECTION 4.05, and the Energy Business has no obligation with respect to any of such liabilities.

  4.06. TENNECO INC. THRIFT PLAN. The active participation in the Tenneco Inc. Thrift Plan (the "Tenneco DC Plan") by persons other than the Active Employees of the Industrial Group shall cease effective as of the Distribution Date. In addition, each of Tenneco and Shipbuilding Company shall cease to be sponsors of the Tenneco DC Plan as of the Distribution Date and Industrial Company shall become the sponsor of the Tenneco DC Plan from and after the Distribution Date.

  4.07. ESTABLISHMENT OF ENERGY AND SHIPBUILDING DC PLANS.

    (a) ENERGY DC PLAN. Tenneco shall establish or make available on or with effect from the Distribution Date a defined contribution plan for the benefit of the Active Employees of the Energy Group (the "Energy DC Plan").

    (b) SHIPBUILDING DC PLAN. Shipbuilding Company shall establish on or with effect from the Distribution Date a defined contribution plan for the benefit of the Active Employees of the Shipbuilding Group (the
  "Shipbuilding DC Plan").

    (c) TRANSFER OF ACCOUNT BALANCES TO ENERGY AND SHIPBUILDING DC PLANS. Industrial Company shall cause the Tenneco DC Plan to transfer: (i) to the Shipbuilding DC Plan, the account balances of each Active Employee of the Shipbuilding Group and each Former Employee of the Shipbuilding Group with respect to whom the Tenneco DC Plan maintains an account as of the close of business on the Distribution Date, and (ii) to the Energy DC Plan, the account balances of each Active Employee of the Energy Group and each Former Employee of the Energy Group with respect to whom the Tenneco DC Plan maintains an account as of the close of business on the Distribution Date. Such transfers shall be in cash, except that the Energy

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  DC Plan and the Shipbuilding DC Plan will accept the following: (i) Tenneco
  Common Stock (or stock of the Acquiror, as defined in the Merger Agreement) for the Tenneco Common Stock fund portion of such account balances
  (together with any and all of the shares of the common stock of Industrial Company and/or Shipbuilding Company distributed in connection with the Distributions); and (ii) amounts credited to the Tenneco DC Plan which are held in mutual funds which are also investment media in the Energy DC Plan or the Shipbuilding DC Plan, as the case may be.

  4.08. NO TENNECO COMMON STOCK. No Tenneco Common Stock shall be offered as an investment option with respect to contributions made after the Distribution Date by any of the Tenneco DC Plan, Energy DC Plan or Shipbuilding DC Plan. The sponsor of each of the foregoing plans shall cause the plan to afford each participant therein an election to sell the stock of any entity held in the Tenneco stock fund in the Tenneco DC Plan which does not employ him or her immediately following the Distribution Date. Shipbuilding Company shall administer each defined contribution plan which it maintains consistent with any and all representations which Tenneco made to the Internal Revenue Service at any time prior to the Distribution Date. No further contributions shall be made under the Tenneco Inc. Employee Stock Purchase Plan after September 30, 1996.

  SECTION 5. PENSION MATTERS OUTSIDE THE UNITED STATES. With respect to the business and operations of each Group in jurisdictions outside the United States, each of the parties hereto shall (and, as applicable, shall cause each other member of its Group over which it has direct or indirect legal or effective control to) retain any and all pension liabilities and attendant plans and their assets related to its Active Employees and Former Employees.

  SECTION 6. EXECUTIVE COMPENSATION.

  6.01. TENNECO BENEFIT EQUALIZATION PLAN AND SUPPLEMENT EXECUTIVE RETIREMENT PLAN. None of the Active Employees of either the Shipbuilding Group or the Energy Group shall accrue any benefits under the Tenneco Benefit Equalization Plan (the "BEP") or the Supplement Executive Retirement Plan (the "SERP") from and after the Distribution Date. Industrial Company shall assume all liabilities under the BEP and the SERP and shall cause the BEP and the SERP to continue to cover the Active Employees and Former Employees of the Energy Group and Shipbuilding Group after the Distribution Date who have accrued benefits under either or both of such plans as of the close of business on the Distribution Date, and the accrued benefits of such Active Employees under such plans as of the close of business on the Distribution Date shall be fully vested and non-forfeitable. Each of Tenneco and Shipbuilding Company shall reimburse Industrial Company for any payments Industrial Company may make from time to time under the BEP or the SERP to Mr. Edward J. Casey, Jr. in the case of the Energy Group and any Active Employee or Former Employee of the Shipbuilding Group, in the case of the Shipbuilding Group. Such charges shall be made by written notice thereof to, and shall be promptly paid by, the Energy Group and/or Shipbuilding Group, as the case may be. Tenneco shall retain and assume any and all supplemental pension obligations (and any related assets) which are in addition to benefits under the TRP, BEP and SERP under the contract with Mr. Edward J. Casey, Jr.

  6.02. TENNECO INC. DEFERRED COMPENSATION PLAN. The participation of the Active Employees and Former Employees of the Energy Group and the Shipbuilding Group in the Tenneco Inc. Deferred Compensation Plan (the "DC Plan") and 1993 Deferred Compensation Plan (the "1993 Plan") shall cease as of the Distribution Date. As of the Distribution Date, Shipbuilding Company shall assume the liability for the accounts of its Active Employees and Former Employees in the DC Plan and the 1993 Plan, Tenneco shall assume the liability for the accounts of the Active Employees and Former Employees of the Energy Group in the DC Plan and the 1993 Plan, and Industrial Company shall succeed to sponsorship of the 1993 Plan and the DC Plan and shall assume the liability for the accounts of the Active Employees and Former Employees of the Industrial Group in the DC Plan and the 1993 Plan. The total of each such Active Employee's or Former Employee's account in the DC Plan and the 1993 Plan as of the Distribution Date shall become the opening balance of such Active Employee's or Former Employee's account in a Nonqualified Deferred Compensation Plan created, as of the Distribution Date by either, (i) Tenneco, in the case of Active Employees and Former Employees of the Energy Group, or
(ii) Shipbuilding Company, in the case of Active Employees or Former Employees of the Shipbuilding Group. Such opening balances shall become fully vested as of the close of business on the Distribution Date.

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  6.03. TENNECO BENEFITS PROTECTION PROGRAM. Effective upon the Distribution
Date, Shipbuilding Company and Tenneco shall each be released from any obligations which it may have under the Tenneco Benefits Protection Program. Neither Shipbuilding Company nor Tenneco shall be entitled to any portion of the Tenneco Inc. Benefit Protection Trust (the "Trust"), other than to the assets, if any, of the Trust allocable to the respective liabilities retained or assumed by them pursuant to this Agreement. Industrial Company shall continue to sponsor and maintain the Trust.

  SECTION 6.04. TENNECO OPTIONS AND RESTRICTED STOCK. Prior to the Distribution Date, Tenneco shall cause all outstanding restricted stock and performance share equivalent unit awards to become fully vested. Except as provided in the last sentence of this paragraph, the parties hereto shall cause all outstanding Tenneco stock options to be converted to options to acquire stock of Tenneco, Industrial Company or Shipbuilding Company in amounts and with exercise prices adjusted so that as to each grant the excess of the aggregate fair market value of the shares subject to the option immediately after the Distributions over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of the shares subject to the option immediately before the Distributions over the aggregate option price of such shares. In all other respects, the options shall remain subject to the terms and conditions of the grants under which they were issued, conforming changes excepted. Except to the extent determined by the Compensation and Benefits Committee of Tenneco's Board of Directors, each grantee shall receive options with respect to the stock of the entity which employs him (or with which he is otherwise affiliated) immediately after the Distributions. If Tenneco has entered into a definitive agreement for a third-party to acquire Tenneco, the Tenneco stock options held by employees of the Energy Group shall not be treated as provided in the preceding portion of this SECTION 6.04; rather such options shall be made fully exercisable no less than 30 days prior to the closing date of such acquisition, and if such options are not exercised prior to the closing date, they will be cancelled effective as of the closing date.

  SECTION 6.05. EMPLOYMENT CONTRACTS. Tenneco shall retain and assume any and all contractual obligations to Messrs. Casey, Menikoff and Sinclair. Tenneco shall retain and assume any and all obligations to provide office space and secretarial help to Messrs. Ketelsen and Scott. Industrial Company shall assume and discharge all supplemental pension obligations to Mr. Ketelsen.

  SECTION 7. WELFARE BENEFITS.

  7.01. TENNECO SALARIED WELFARE PLANS. Effective on the Distribution Date, Tenneco and Shipbuilding Company shall each cease to be a sponsor of the Tenneco Salaried Welfare Plans, and Industrial Company shall serve as the sponsor of the Tenneco Salaried Welfare Plans from and after the Distribution Date. If the Energy Group or the Shipbuilding Group adopt one or more welfare plans which is (are) identical to the comparable Tenneco Salaried Welfare Plan, the Industrial Company shall use its best efforts to administer such plan on behalf of the Energy Group or the Shipbuilding Group, as the case may be, for a period ending not later thanDecember 31, 1997. Each of Shipbuilding Company and Tenneco hereby agrees to reimburse Industrial Company for all costs incurred by it with respect thereto.

  7.02. ALLOCATION AND DISCHARGE OF WELFARE PLAN LIABILITIES. Shipbuilding Company shall retain and discharge all welfare plan liabilities with respect to Active Employees and Former Employees of the Shipbuilding Group and their dependents. Industrial Company shall retain and discharge all welfare plan liabilities with respect to Active Employees and Former Employees of the Industrial Group and their dependents. Tenneco shall retain and discharge all other welfare plan liabilities which remain after allocation of liabilities to Shipbuilding Company and Industrial Company under the two immediately preceding sentences, including, without limitation, all such liabilities relating to the Active Employees and Former Employees of the Energy Group and their dependents, and shall retain or have transferred to it all related assets allocable to such liabilities, including without limitation, the Tennessee Gas Pipeline Company Health Care Plan VEBA.

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  SECTION 8. GENERAL.

  8.01. POST-DISTRIBUTION ADMINISTRATION OF PLANS. The parties hereto agree to administer all plans consistently herewith, and to the extent necessary to amend plans accordingly.

  8.02. COST AND EXPENSES. Each party shall bear all costs and expenses, including but not limited to legal and actuarial fees, incurred in the design, drafting and implementation of any and all plans and compensation structures which it enables or creates and the amendment of its existing plans or compensation structures.

  SECTION 9. MISCELLANEOUS.

  9.01. COMPLETE AGREEMENT; CONSTRUCTION. This Agreement and the Distribution Agreement, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement or the Distribution Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Distribution Agreement or any other Ancillary Agreement, this Agreement shall control.

  9.02. OTHER ANCILLARY AGREEMENTS. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by any of the other Ancillary Agreements.

  9.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

  9.04. SURVIVAL OF AGREEMENTS. Except as otherwise expressly provided herein, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

  9.05. NOTICES. All notices and other communications to a party hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to such party (and will be deemed given on the date on which the notice is received by such party) at the address for such party set forth below (or at such other address for the party as the party shall, from time to time, specify by like notice to the other parties):

If to Tenneco, at:1010 Milam Street
                         Houston, Texas 77002
                         Attention: Corporate Secretary

If to Industrial Company, at:1275 King Street
                         Greenwich, CT 06831
                         Attention: Corporate Secretary

If to Shipbuilding Company, at:4101 Washington Avenue
                         Newport News, Virginia 23607
                         Attention: Corporate Secretary

  9.06. WAIVERS. The failure of any party hereto to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

  9.07. AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

  9.08. ASSIGNMENT. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

  9.09. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

  9.10. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and the members of their respective Groups and Affiliates, after giving effect to the Distributions, and should not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

  9.11. ATTORNEY FEES. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

  9.12. TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

  9.13. GOVERNING LAW. ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, HEREBY APPOINTS THE CORPORATION TRUST COMPANY, AS SUCH PARTY'S AGENT IN THE STATE OF DELAWARE FOR ACCEPTANCE OF LEGAL PROCESS AND
(iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

  9.14. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

  9.15. SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

  9.16. RELEASE FROM POST EMPLOYMENT LIABILITY. Tenneco hereby agrees that in the event it intends to request of any Energy Employee at any time on or within 5 years subsequent to the Effective Time any release of liability and further obligation on the part of Tenneco that it will promptly notify New Tenneco in writing of such intent and, if so requested by New Tenneco, in connection with such request also request from such Energy Employee a release of liability and further obligation on the part of New Tenneco either, at New Tenneco's election, (a) in the form provided to Tenneco by New Tenneco prior to the Effective Time, with such changes thereto as may subsequently be reasonably requested from time to time by New Tenneco, or (b) in substantially the same form as the release obtained from such Energy Employee by Tenneco.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          TENNECO INC.

                                          By: /s/ Karl A. Stewart
                                              ----------------------------------
                                          Name:  Karl A. Stewart
                                                 -------------------------------
                                          Title: Vice President
                                                 -------------------------------

                                          NEWPORT NEWS SHIPBUILDING INC.
                                            (formerly known as Tenneco
                                             InterAmerica Inc.)

                                          By: /s/ Stephen B. Clarkson
                                              ----------------------------------
                                          Name:  Stephen B. Clarkson
                                                 -------------------------------
                                          Title: Vice President
                                                 -------------------------------

                                          NEW TENNECO INC.

                                          By: /s/ Robert G. Simpsen
                                              ----------------------------------
                                          Name:  Robert G. Simpsen
                                                 -------------------------------
                                          Title: Vice President
                                                 -------------------------------


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